UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2019

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street
P.O. Box 7000, El Dorado, Arkansas	71730-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders

The following information is furnished pursuant to Item 5.07, “Submission of Matters to a Vote of Security Holders.”

On May 8, 2019, Murphy Oil Corporation held its annual meeting of stockholders.  The results of voting related to matters brought before stockholders are shown below.

Proposal 1 – Election of Directors

The directors proposed by management were elected with a tabulation of votes to the nearest share as shown below.

				Broker
	For	Against	Abstain	Non-Votes
T. Jay Collins	149,923,098	1,083,297	202,939	12,317,446
Steven A. Cossé	149,522,461	1,490,379	196,494	12,317,446
Claiborne P. Deming	149,419,129	1,606,582	183,623	12,317,446
Lawrence R. Dickerson	149,942,943	1,063,976	202,415	12,317,446
Roger W. Jenkins	149,479,715	1,529,948	199,671	12,317,446
Elisabeth W. Keller	149,773,427	1,205,805	230,102	12,317,446
James V. Kelley	147,751,260	3,255,209	202,865	12,317,446
Walentin Mirosh	150,481,472	526,945	200,917	12,317,446
R. Madison Murphy	148,199,762	2,829,393	180,179	12,317,446
Jeffrey W. Nolan	150,499,584	509,591	200,159	12,317,446
Neal E. Schmale	148,045,299	2,962,648	201,387	12,317,446
Laura A. Sugg	150,499,550	506,039	203,745	12,317,446

Proposal 2 – Advisory Vote to Approve Executive Compensation	148,749,648	2,198,978	260,708	12,317,446
Regarding an advisory vote on executive compensation, stockholders approved by vote the compensation of the Company’s named executive officers as shown.
Proposal 3 – Approval of Appointment of Independent Registered Public Accounting Firm	158,720,988	4,542,973	262,819

The earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for 2019 was approved by the vote of stockholders as shown.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ Christopher D. Hulse
Christopher D. Hulse
Vice President and Controller

Date:  May 9, 2019